               [LETTERHEAD OF STRADLING, YOCCA, CARLSON & RAUTH]

                                 May 17, 1995

Newport Corporation
1791 Deere Avenue
Irvine, California 92714

RE:  Registration Statement on Form S-3

Gentlemen:

          This opinion is furnished to you in connection with a Registration
Statement on Form S-3 (Registration No. 33-       ) (the "Registration
                                           -------
Statement"), as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on behalf of Newport Corporation (the "Company"). The Registration Statement relates to 1,379,000 shares of the Company's Common Stock which are to be offered for sale by certain shareholders of the Company from time to time.

          We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. Based upon the foregoing and upon such issues of law as we deem relevant, it is our opinion that the 1,379,000 shares of Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable.

                                                                       EXHIBIT 5
                                                             NEWPORT CORPORATION
                                                 FORM S-3 REGISTRATION STATEMENT
                                                     REGISTRATION NO. 33-
                                                                         ------
                                  EXHIBIT 5.0

Newport Corporation
May 15, 1995
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name in the Prospectus contained in the Registration Statement under the heading "Legal Matters."

     Very truly yours,

     STRADLING, YOCCA, CARLSON & RAUTH